Exhibit 4.1.1

Execution Version

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of as of November 23, 2010, among The Gymboree Corporation, a Delaware corporation (the “Company”), each of the Guarantors listed on the signature pages hereto, (each a “Supplemental Guarantor” and, collectively, the “Supplemental Guarantors”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture referred to below.

RECITALS

WHEREAS, Giraffe Acquisition Corporation (“MergerCo”) and the Trustee entered into that certain Indenture, dated as of the date hereof (the “Indenture”), relating to the 9.125% Senior Notes of MergerCo due 2018 in original principal amount of $400,000,000 (the “Securities”);

WHEREAS, each Supplemental Guarantor is to become a Guarantor under the Indenture; and

WHEREAS, on the date hereof, MergerCo is merging with and into the Company, with the Company being the surviving Person of such merger (the “Merger”).

AGREEMENT

NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Effective upon consummation of the Merger, each Supplemental Guarantor shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 2. Effective upon consummation of the Merger, the Company, pursuant to Section 5.01 of the Indenture, expressly assumes all of the obligations of MergerCo under the Indenture and the Securities.

Section 3. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Effective Date Supplemental Indenture to be duly executed as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

[Supplemental Indenture]

THE GYMBOREE CORPORATION

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYM-CARD, LLC

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYM-MARK, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYMBOREE MANUFACTURING, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYMBOREE OPERATIONS, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYMBOREE PLAY PROGRAMS, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

GYMBOREE RETAIL STORES, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

S.C.C. WHOLESALE, INC.

By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

[Supplemental Indenture]